UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 2, 2010
(Date of earliest event reported)
Dick’s Sporting Goods, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537

(Commission File Number)	(IRS Employer Identification No.)

345 Court Street
Coraopolis, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
********************************

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On June 2, 2010, the Annual Meeting of Stockholders of Dick’s Sporting Goods, Inc. (the “Company”) was held. The following proposals were submitted by the Board of Directors to a vote of stockholders and the final results of the voting on each proposal is noted below.
Proposal No. 1 — Election of Directors
The following two (2) directors were nominated to serve as Class B Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2013, or when their successors are otherwise duly elected and qualified. The two (2) directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld/Abstained	Broker Non-Votes
Emanuel Chirico	313,423,897	749,065	5,096,195
Walter Rossi	313,005,126	1,167,836	5,096,195
Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm
The stockholders were asked to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010. The appointment was ratified by the requisite vote of a majority of the votes cast, as indicated below.

For	Against	Abstain	Broker Non-Votes
317,015,191	2,246,425	7,541	—
Proposal No. 3 — Approval of the Company’s Amended and Restated 2002 Stock and Incentive Plan
The stockholders were asked to approve the Company’s Amended and Restated 2002 Stock and Incentive Plan. The Amended and Restated 2002 Stock and Incentive Plan was approved by the requisite vote of a majority of the votes cast, as indicated below.

For	Against	Abstain	Broker Non-Votes
309,685,789	4,451,294	37,493	5,094,581

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: June 4, 2010	By:	/s/ Joseph R. Oliver

	Name:	Joseph R. Oliver
	Title:	Senior Vice President, Chief Accounting Officer and Controller